UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 24, 2008

KLA-TENCOR CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(408) 875-3000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 24, 2008, KLA–Tencor Corporation (“KLA-Tencor”) issued a press release regarding selected operating results for its second quarter of fiscal year 2008, which ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events

The Company reached an agreement in principle for the settlement of a securities class action that named KLA-Tencor and certain of its current and former directors and officers as defendants relating to its historical stock option practices. Under the terms of the memorandum of understanding confirming such agreement in principle, the Company will be required to make a payment of $65.0 million to the settlement class. The settlement, which is subject to a final agreement and court approval, will provide a full release of KLA-Tencor and the other named defendants in connection with the allegations raised in the lawsuit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	January 24, 2008	By:	/s/ Jeffrey L. Hall
		Name:	Jeffrey L. Hall
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release issued by KLA-Tencor Corporation dated January 24, 2008.